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                           MARQUETTE MEDICAL SYSTEMS, INC.
                      PROXY SOLICITED BY THE BOARD OF DIRECTORS
                FOR A SPECIAL MEETING TO BE HELD ON NOVEMBER 20, 1998


     The undersigned shareholder(s) of Marquette Medical Systems, Inc., a Wisconsin corporation (the "Company"), hereby appoint(s) Michael J. Cudahy and Mary M. Kabacinski, and each of them, as proxies for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to attend the Special Meeting of Shareholders of the Company to be held at Marquette's offices located at 8200 West Tower Avenue, Milwaukee, Wisconsin 53223 on Friday, November 20, 1998 at 9:00 a.m. local time, and any adjournment(s) or postponement(s) thereof, and to cast on behalf of the undersigned the number of votes the undersigned would be entitled to vote if personally present as set forth herein and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned acknowledges receipt of the Notice of the Special Meeting of Shareholders and the accompanying Proxy Statement/Prospectus and releases any proxy heretofore given with respect to such meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AS SET FORTH IN PARAGRAPH 1 BELOW.

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           PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                 DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED


                 MARQUETTE MEDICAL SYSTEMS, INC. 1998 SPECIAL MEETING

     This proxy is revocable at any time before it is exercised and the undersigned reserve(s) the right to attend the meeting and vote in person.

     The Board of Directors recommends a vote "FOR" the listed proposal.

     1. Proposal for approval and adoption of the Agreement and Plan of Merger dated as of September 20, 1998 by and among General Electric Company, Emerald Merger Corp. and the Company.

          / /  FOR        / / AGAINST        / /  ABSTAIN

     2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

The undersigned hereby ratifies and confirms all that said attorneys and proxies, or any one or more of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof and any prior proxies are hereby revoked.

 Check appropriate box                       Date ________       NO. OF SHARES
 indicate changes below:
 Address Change? / /      Name Change?  / /







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                                             SIGNATURE(s) IN BOX
                                             YOUR SIGNATURE SHOULD BE AS YOUR
                                             NAME APPEARS HEREON.  WHEN SIGNED
                                             IN A FIDUCIARY OR REPRESENTATIVE
                                             CAPACITY PLEASE SHOW YOUR FULL
                                             TITLE AS SUCH.  FOR JOINT
                                             ACCOUNTS EACH JOINT OWNER SHOULD
                                             SIGN.